UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 17, 2022
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 17, 2022, WHLR-TAMPA FESTIVAL, LLC, WHLR-SURREY PLAZA, LLC, WHLR-DARIEN, LLC, WHLR-LAGRANGE, LLC, WHLR-NEW MARKET CROSSING, LLC, WHLR-LUMBER RIVER, LLC, WHLR-SOUTH LAKE POINTE, LLC, WHLR-LITCHFIELD MARKET VILLAGE, LLC, WHLR-ST. GEORGE LLC, WHLR-MULLINS SOUTH PARK, LLC, WHLR-SOUTH SQUARE LLC, WHLR-LAKE GREENWOOD CROSSING, LLC, WHLR-FOLLY ROAD CROSSING, LLC, WHLR-LAKE MURRAY, LLC, WHLR-GEORGETOWN, LLC, WHLR-LADSON CROSSING, LLC, WHLR-RIDGELAND, LLC, WHLR-CLOVER LLC, WHLR-TWIN CITY ASSOCIATES, LLC, WHLR-WESTLAND LLC, WHLR-WATERWAY LLC, and WHLR-FORREST GALLERY, LLC each a Delaware limited liability company (collectively, the “Borrower”) and wholly owned subsidiary of Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), of which Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is the sole general partner, entered into a Term Loan Agreement (the “Loan Agreement”) with Guggenheim Real Estate, LLC (the “Lender”).

Under the Loan Agreement, the Lender agreed to make a loan to the Borrower in the principal amount of $75,000,000 (the “Loan”), with a scheduled maturity date of July 10, 2032 (such date, or any earlier date on which the entire Loan is required to be paid in full by acceleration or otherwise, (the “Maturity Date”).

The Loan will accrue interest at a fixed rate of 4.25%. Interest on the principal balance of the Loan will accrue from and after the date of the Loan Agreement until the obligations under the Loan Agreement are paid in full.

On the date of the Loan Agreement, Borrower paid interest in advance for the period commencing on the date of the Loan Agreement and ending July 9, 2022. Commencing on August 10, 2022 and continuing thereafter, the Borrower will pay interest in arrears on the tenth (10th) business day of each month (each, a “Payment Date”) until the obligations under the Loan Agreement are paid in full. Commencing on August 10, 2027 and continuing thereafter on each Payment Date until the
Maturity Date, the Borrower will pay to the Lender equal monthly installments of principal based on a 30-yr amortization schedule calculated based on the principal amount as of that time.

The obligations of the Borrower under the Loan Agreement are secured by customary mortgage-level collateral.

The Operating Partnership serves as a guarantor on the Loan.

Under the Loan Agreement, the Borrower is subject to certain financial covenants that require, among other things, that the Borrower cause the Operating Partnership to maintain throughout the term of the Loan a consolidated net worth of not less than $75,000,000, and minimum liquidity of $4,000,000.

The Borrower shall use the proceeds of the Loan to refinance the real properties owned by the Borrower, to pay various operating expenses and other charges in compliance with the Loan Agreement, to make enumerated deposits into various reserve funds established by the Loan Agreement, to pay customary closing costs and expenses associated with the Loan, to fund certain working capital requirements associated with the real properties owned by the Borrower, and distribute the balance, if any, to the Borrower.

There is no material relationship between the Company and its affiliates and the Lender and its affiliates.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.

10.1	Term Loan Agreement dated June 17, 2022, between Guggenheim Real Estate, LLC and the Borrowers party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President
Dated: June 17, 2022